Exhibit 99.1

Blade to Acquire Three Urban Air Mobility Companies Creating Largest Helicopter Passenger Service in Europe

•	Acquisition will roll up the charter and scheduled air mobility businesses of Monacair, Héli Sécurité and a third prominent European helicopter operator (the “Air Carriers”), which generated an aggregate of €30 million in revenues while servicing approximately 125,000 fliers in 2019.

•	With the addition of the Air Carriers’ high gross margin businesses, this combination should immediately contribute free cash flow to Blade and accelerate Blade’s timeline to profitability.

•	Blade to become the exclusive customer of the Air Carriers and purchase their commercial activities. The Air Carriers will continue to own and operate their fleet only for Blade’s scheduled by-the-seat and charter service in the South of France, Monaco, Switzerland and Italy while together working towards transition to Electric Vertical Aircraft (“EVA”) in the region, consistent with Blade’s asset-light model.

•	In addition to all flights and aircraft being branded Blade, the transaction enables Blade to create branded passenger terminals at over 10 airports, heliports and vertiports that exist or are under development throughout Europe.

•	Blade service to commence in Europe in advance of the Monaco Grand Prix with seven-minute flights between Nice, France and Monte Carlo, Monaco and are now available for purchase on the Blade app for $220 per seat.

NEW YORK (May 19, 2022) – Blade Air Mobility, Inc. (Nasdaq: BLDE, “Blade”) a technology-powered global air mobility platform, today announced that it has entered into a definitive agreement (the “Agreement”) through its wholly-owned European subsidiaries to acquire the asset-light commercial passenger transport activities of three urban air mobility operators in Europe: Monacair SAM, Héli Sécurité and another leading helicopter operator in the South of France. Blade will also develop branded passenger terminals at multiple airports and vertiports in France, Monaco and Switzerland utilized by the Air Carriers.

The Air Carriers’ April year-to-date charter business revenues and flight hours were each approximately 30% above the same period in 2019 as the post-pandemic recovery in travel has been strong in the region.

Damien Mazaudier, Monacair’s CEO, will join Blade Europe’s Executive Director, Sabrina Barbera, and Blade Europe’s Executive Vice President of Business Development, Anne-Pascale Guedon, overseeing the transition of the Air Carriers’ passenger businesses to Blade and will have an important role in launching Blade’s European services. This executive team will also manage key personnel who have been running the day-to-day commercial operations of the Air Carriers and will now continue to do so for Blade.

“These three acquisitions are core to our strategy of leveraging our asset-light model to aggregate the premier use cases for urban air mobility. As a result, Blade has now amassed what we believe to be the most valuable routes in the world. Adding this formidable presence in Europe to our existing operations across the greater New York area, Vancouver and India, is a critical step in our expansion,” said Rob Wiesenthal, Chief Executive Officer of Blade.

“Blade’s powerful global platform, technology and brand together with Monacair’s strong operating history, aircraft management business, strategic infrastructure and customer trust is an unbeatable combination that will amplify urban air mobility in Europe. On behalf of the Casiraghi family, we fully support and look forward to the European launch of Blade's commercial services commencing this month with the Monaco Grand Prix," said Marco Casiraghi, Co-Founder of Monacair.

Blade’s President, Melissa Tomkiel, added, “Blade continues to cement its position as the world’s leader in urban air mobility with the addition of these routes in Southern France, Monaco, Italy and Switzerland, which, given the geography, short distances and large addressable markets serve as the perfect first-use cases for quiet and emission-free EVA. Our European expansion would not be possible without these trusted operating partners who have safely and profitably flown hundreds of thousands of fliers for over 30 years.”

“These acquisitions should contribute free cash flow on day one, accelerating our timeline to profitability while generating a great return on investment today that will only be enhanced by the future introduction of Electric Vertical Aircraft,” said Will Heyburn, Chief Financial Officer of Blade. “Blade will now have unmatched scale in European urban air mobility, further diversifying our overall business.”

Transaction Highlights:

•	Blade will simultaneously acquire the asset-light commercial activities of Monacair, Héli Sécurité and a third prominent European helicopter operator for a total cash outlay of €48mm (US$50mm).

•	Blade to become the exclusive customer of the Air Carriers, offering Blade branded charter and by-the-seat services in Europe.

•	Pro forma for this acquisition in 2019, Blade would have flown approximately 260,000 fliers spanning three continents, solidifying its position as the largest global urban air mobility company.

•	Combination should immediately contribute free cash flow, driven by flight margins above Blade’s historical company average, considerably accelerating Blade's path to profitability.

•	Blade will collaborate with the Air Carriers to expand routes for additional key European markets, pursue vertiport development opportunities, and explore integration of Electric Vertical Aircraft for Blade flights in Europe.

•	Transaction is expected to close by Summer 2022, subject to regulatory approval and customary closing conditions.

About Blade

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to EVA, enabling lower cost air mobility to the public that is both quiet and emission-free.

For more information, visit ir.blade.com.

About Monacair

Founded in 1988 by the Stefano Casiraghi with current shareholders Marco, Andrea, and Pierre Casiraghi; Monacair is a leading Monaco-based helicopter operator, management company, and maintenance center. Prior to the Pandemic, and as the official supplier of H.S.H. Albert II, Prince of Monaco, Monacair operated 50 scheduled flights per day between Nice Airport and Monaco – the 7-minute flight allows travelers to maximize their time in the Principality at rates competitive with local car services. Monacair operates a fleet of 7 helicopters from Airbus and Leonardo, capable of servicing destinations up to 600km from Monaco. In addition to its operations at the Monaco Heliport, Monacair has several facilities across France, including Archamps in Haute-Savoie, Grimaud in the Var, Annecy airport in Haute-Savoie, Le Castellet airport in the Var and Cannes airport in the Alpes-Maritimes.

For more information, visit www.monacair.mc.

About Héli Sécurité

Founded in 1992 by Dominique Romet, Héli Sécurité is a leading French helicopter charter company with a fleet of 16 helicopters Airbus, Leonardo and Bell and a team of more than 40 professional pilots, engineers and ground personnel. From its two operational bases – one in Annecy, serving the French and Swiss Alps, and the other in Grimaud, near St. Tropez –Héli Sécurité offers private and scheduled flights to a variety of domestic and international locations, including Switzerland, Italy, the French Riviera, and several alpine destinations. Héli Sécurité also boasts an in-house maintenance operation, servicing all of its helicopters through its subsidiary, Rotor Team.

For more information, visit www.helisecurite.fr.

Advisors

Gibson, Dunn & Crutcher LLP, led by partner Ariel Harroch in Paris, and Holman Fenwick Willan LLP, led by partner Pierre Frühling in Paris, acted as legal advisors to Blade. Deloitte, led by partners Paul Mlynarski in New York and Aurélien Louis in Paris, acted as financial and tax advisors to Blade.

Bird & Bird, led by partner Stan Andreassen, acted as legal advisor to Monacair SAM and Héli Sécurité. DL Corporate & Regulatory, led by Remi Delforge in Monaco, acted as Monegasque counsel.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as “will”, “believe”, “could”, “continue”, “expect”, “may”, “should”, “plan”, and “future” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, include statements concerning Blade’s intentions as well as its future operations, performance, service offerings, including those in Europe, profitability, market share, and the closing and impact of Blade’s acquisition of the Air Carriers. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events and actual results may differ materially from the results predicted. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our ability to consummate the acquisition of the Air Carriers as anticipated and to integrate them into Blade’s offerings; the duration and severity of the COVID-19 pandemic, failure of the markets for our offerings to grow as expected, or at all; our ability to attract and retain customers and increase existing customer utilization rates; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology or the failure of such technology to deliver the expected results and cost savings; our ability to successfully enter new markets and launch new offerings; accidents or safety-related events involving small aircraft that create adverse publicity; the effects of competition; effects of pricing pressures; injuries to our reputation and brand; challenges to our ability to provide quality customer support at scale; events that cause decreases in our daily aircraft usage rates and flier utilization rates; shifts in customer preferences, discretionary spending and the ability of our customers to pay for our services; disruption of operations at the heliports and airports where our operations are concentrated; risks associated climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; technology system failures, defects, errors, or vulnerabilities and cyber-based attacks; our ability to receive favorable placements in mobile application marketplaces and effectively operate our mobile operating systems and applications; our ability to protect our intellectual property rights; risks related to our use of open source software; our ability to maintain and expand our facility and infrastructure network; our ability to obtain additional funding on acceptable terms, or at all; our ability to successfully navigate international expansion; our ability to identify, complete and successfully integrate additional acquisitions; our ability to manage future growth effectively; our ability or that of our third-party operators to obtain sufficient insurance at reasonable cost, or at all; the loss of key members of our management team; disruptions in the operations of our third-party operators, their failure to perform adequately, or their misuse of Blade-branded aircraft; the loss of our existing relationships with third-party operators or our inability to attract and retain qualified new operators to meet demand; disruptions or interference in our use of third-party web services; changes in our regulatory environment, including aviation law and FAA regulations; regulatory obstacles that may block our ability to offer our services in certain jurisdictions on a profitable basis, or at all; our ability to comply with privacy, data protection, consumer protections and environmental laws and regulations and changes to such laws and their interpretations; our ability to remediate any material weaknesses or maintain effective an effective system of disclosure controls and internal control over financial reporting; changes in the fair value of our warrants; and other factors beyond our control; and other factors beyond our control that can be found in our filings with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and, except as required by law, Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.